Exhibit 10.58

AMENDMENT NO. 4

to the

INTERCONNECTION AGREEMENT

between

VERIZON NEW JERSEY INC.

and

SPRINT COMMUNICATIONS COMPANY L.P.

          This Amendment No. 4 is made this 11th day of April 2001, by and between Verizon New Jersey Inc. f/k/a Bell Atlantic – New Jersey, Inc., (“VERIZON”), a New Jersey corporation with offices at 540 broad Street, Newark, New Jersey 07101, and Sprint Communications Company L.P., (“SPRINT”), a Delaware Limited Partnership with offices at 8140 Ward Parkway, Kansas City, Missouri 64114. (VERIZON and SPRINT may be referred to hereinafter, each individually as a “Party,” and collectively as the “Parties”).

WITNESSETH:

          WHEREAS, VERIZON and SPRINT are Parties to an Interconnection Agreement under Sections 251 and 252 of the Communications Act of 1934 (“Communications Act”), dated May 15, 1998 (the “Interconnection Agreement”); and

          WHEREAS, the Parties desire to amend that Interconnection Agreement as set forth herein;

          NOW, THEREFORE, in consideration of the promises and mutual agreements set forth herein, the Parties agree to amend the Interconnection Agreement as follows:

          1. Amendment to Interconnection Agreement. Effective as of the date first set forth above, the Interconnection Agreement is amended hereby as follows:

A)	By inserting a new Section to Attachment 2, “Network Elements,” of Part IV to the Interconnection Agreement as follows:

          “4.1.2.10 ‘Line Sharing’ is an arrangement by which VERIZON facilitates SPRINT’s provision of ADSL (in accordance with T1.413), Splitterless ADSL (in accordance with T1.419), RADSL (in accordance with TR # 59), Multiple Virtual Line (MVL) (a proprietary technology), or any other xDSL technology that is presumed to be acceptable for shared line deployment in accordance with FCC rules, to a particular Customer location over an existing copper Loop that is being used simultaneously by VERIZON to provide analog circuit-switched voice grade service to that Customer by making available to SPRINT, solely for SPRINT’s own use, the frequency range above the voice band on the same copper Loop required by SPRINT to provide such services. This Agreement addresses line sharing over loops that are entirely copper loops. The Parties do not intend anything in this Agreement to prejudice either SPRINT’s position that line sharing may occur on loops constructed of fiber optic cable, digital loop carrier electronics, and copper distribution cable, or VERIZON’s position that line sharing can only occur over copper loops or copper sub-loops. SPRINT does not waive any right it may have under Applicable Law to request VERIZON to provide to SPRINT, pursuant to an appropriate written amendment to this Agreement to be negotiated by the Parties in accordance with the Communications Act, line sharing over loops constructed of fiber optic cable, digital loop carrier electronics, and copper distribution cable; provided, that VERIZON shall be obligated to provide line sharing over such loops, only to the extent required by Applicable Law. VERIZON does not waive any right it may have under Applicable Law to decline to provide line sharing over loops that are not copper loops or over sub-loops that are not copper sub-loops”

          To the extent required by Applicable Law, VERIZON shall provide Line Sharing to SPRINT for SPRINT’s provision of ADSL (in accordance with T1.413), Splitterless ADSL (in accordance with T1.419), RADSL (in accordance with TR # 59), MVL (a proprietary technology), or any other xDSL technology that is presumed to be acceptable for shared line deployment in accordance with FCC rules, on the terms and conditions set forth herein. In order for a Loop to be eligible for Line Sharing, the following conditions must be satisfied for the duration of the Line Sharing arrangement: (i) the Loop must consist of a copper loop compatible with an xDSL service that is presumed to be acceptable for shared-line deployment in accordance with FCC rules; (ii) VERIZON must be providing simultaneous circuit-switched analog voice grade service to the Customer served by the Loop in question; (iii) the VERIZON Customer’s dial tone must originate from a VERIZON End Office Switch in the Wire Center where the Line Sharing arrangement is being requested; and (iv) the xDSL technology to be deployed by SPRINT on that Loop must not significantly degrade the performance of other services provided on that Loop.

                    4.1.2.10.1 VERIZON shall make Line Sharing available to SPRINT at the rates set forth in Exhibit A to this Amendment. These rates and/or rate structures shall be considered interim in nature until they have been approved by the Commission or the FCC or otherwise allowed to go into effect as a result of a proceeding before the Commission or the FCC, whether initiated by SPRINT or VERIZON, in which SPRINT is offered an opportunity to serve discovery and cross examine witnesses on the methodology and assumptions supporting VERIZON’s proposed rates and rate structures, including a tariff investigation, cost proceeding, arbitration or other evidentiary proceeding. If, as a result of any such proceeding, the Commission or the FCC should approve (or otherwise allow to go into effect) permanent rates and/or rate structures different than those shown in Exhibit A, all such approved or effective permanent rates and/or rate structures shall supercede those shown in Exhibit A. The permanent rates shall be effective retroactively to May 11, 2001. The Parties shall true-up any amounts previously invoiced as if the permanent rates had been in effect as of that date. Each Party shall invoice the other for any amounts due to it as a result of such true-up, and all such invoices shall be paid in accordance with the Billing and Payment provisions of this Agreement. In addition to the recurring and nonrecurring charges shown in Exhibit A for Line Sharing itself, the following rates shown in Exhibit A and in VERIZON’s applicable Tariffs are among those that may apply to a Line Sharing arrangement: (i) prequalification charges to determine whether a Loop is xDSL compatible (i.e., compatible with an

xDSL service that is presumed to be acceptable for shared-line deployment in accordance with FCC rules); (ii) engineering query charges, engineering work order charges, or Loop conditioning (Digital Designed Loop) charges; (iii) charges associated with Collocation activities requested by SPRINT and not covered by Exhibit A; and (iv) misdirected dispatch charges, charges for installation or repair, manual intervention surcharges, trouble isolation charges, and pair swap/line and station transfer charges.

                    4.1.2.10.2 The following ordering procedures shall apply to Line Sharing:

                    (i) To determine whether a Loop qualifies for Line Sharing, the Loop must first be prequalified to determine if it is xDSL compatible. SPRINT must utilize the Loop qualification processes described in the terms applicable to Digital Designed Loops, as referenced in paragraph (v) below, to make this determination.

                    (ii) SPRINT shall place orders for Line Sharing by delivering to VERIZON a valid electronic transmittal service order or other mutually agreed upon type of service order. Such service order shall be provided in accordance with industry format and specifications or such format and specifications as may be agreed to by the Parties.

                    (iii) If the Loop is prequalified by SPRINT through the Loop prequalification database, and if a positive response is received and followed by receipt of SPRINT’s valid, accurate and pre-qualified service order for Line Sharing, VERIZON will return a Local Service Request (LSR) confirmation within twenty-four (24) hours (weekends and holidays excluded) for LSRs with less than six (6) loops and within 72 hours (weekends and holidays excluded) for LSRs with six (6) or more loops.

                    (iv) If the Loop requires qualification manually or through an Engineering Query, three (3) additional business days will generally be required to obtain Loop qualification results before an order confirmation can be returned following receipt of SPRINT’s valid, accurate request. VERIZON may require additional time to complete the Engineering Query where there are poor record conditions, spikes in demand, or other unforeseen events.

                    (v) If conditioning is required to make a Loop capable of supporting Line Sharing and SPRINT orders such conditioning, then VERIZON shall provide such conditioning in accordance with the terms of this Agreement pertaining to Digital Designed Loops; or if this Agreement does not contain provisions pertaining to Digital Designed Loops, then in accordance with VERIZON’s generally available rates, terms and conditions applicable to Digital Designed Loops; provided, however, that VERIZON shall not be obligated to provide Loop conditioning if VERIZON establishes, in the manner required by Applicable Law, that such conditioning is likely to degrade significantly the voice-grade service being provided to VERIZON’s Customers over such Loops.

                    (vi) The standard Loop provisioning and installation process will be initiated for the Line Sharing arrangement only once the requested engineering and conditioning tasks have been completed on the Loop. Scheduling changes and charges associated with order cancellations after conditioning work has been initiated are addressed in the terms pertaining to Digital Designed

Loops, as referenced in paragraph (v) above. The standard provisioning interval for the Line Sharing arrangement shall be as set out in the Verizon Product Interval Guide; provided that the standard provisioning interval for the Line Sharing arrangement shall not exceed the shortest of the following intervals: (a) six (6) business days; (b) the standard provisioning interval for the Line Sharing arrangement that is stated in an applicable VERIZON Tariff; or, (c) the standard provisioning interval for the Line Sharing arrangement that is required by Applicable Law. The standard provisioning interval for the Line Sharing arrangement shall commence only once requested engineering and conditioning tasks have been completed. A Line Sharing arrangement that requires pair swaps or line and station transfers in order to free-up facilities may have a provisioning interval that is longer than the standard provisioning interval for the Line Sharing arrangement. In no event shall the Line Sharing interval applied to SPRINT be longer than the interval applied to any similarly situated affiliate of VERIZON.

                    (vii) SPRINT must provide all required Collocation, CFA, Special Bill Number (SBN) and NC/NCI information when a Line Sharing Arrangement is ordered. Collocation augments required, either at the Point of Termination (POT) Bay, Collocation node, or for splitter placement, must be ordered using standard collocation applications and procedures, unless otherwise agreed to by the Parties or specified in this Agreement.

                    (viii) The Parties recognize that Line Sharing is an offering that requires both Parties to make reasonable efforts to coordinate their respective roles in order to minimize Line Sharing provisioning problems. SPRINT will provide to VERIZON forecasts of SPRINT’s Line Sharing requirements. The forecasts will be provided within 45 days after the date of this Amendment and thereafter in February and August of each year, will cover a period of one year commencing with the month after the month in which the forecast is submitted, and will state, for each month in the forecast period, the locations where Line Sharing arrangements will be purchased, the volume of Line Sharing arrangements that will be purchased at each such location, splitter placement elections, and ordering preferences. These forecasts are in addition to projections provided for other stand-alone unbundled Loop types.

                    4.1.2.10.3 To the extent required by Applicable Law, SPRINT shall provide VERIZON with information regarding the type of xDSL technology that it deploys on each shared Loop. Where any proposed change in technology is planned on a shared Loop, SPRINT must provide this information to VERIZON in order for VERIZON to update Loop records and anticipate effects that the change may have on the voice grade service and other Loops in the same or adjacent binder groups. As described more fully in VERIZON Technical Reference 72575, the xDSL technology used by SPRINT for Line Share Arrangements shall operate within the Power Spectral Density (PSD) limits set forth in T1.413-1998 (ADSL), T1.419-2000 (Splitterless ADSL), or TR59-1999 (RADSL), and MVL (a proprietary technology) shall operate within the 0 to 4 kHz PSD limits of T1.413-1998 and within the transmit PSD limits of T1.601-1998 for frequencies above 4 kHz, provided that the MVL PSD associated with audible frequencies above 4 kHz shall be sufficiently attenuated to preclude significantly degrading voice services. SPRINT’s deployment of additional Advanced Services shall be subject to the applicable rules and regulations of the FCC.

                    4.1.2.10.4 SPRINT may only access the high frequency portion of a Loop in a Line Sharing arrangement through an established Collocation arrangement at the VERIZON

Serving Wire Center that contains the End Office Switch through which voice grade service is provided to VERIZON’s Customer. SPRINT is responsible for providing, through one of the splitter options described below, a splitter at that Wire Center that complies with ANSI specification T1.413, employs Direct Current (DC) blocking capacitors or equivalent technology to assist in isolating high bandwidth trouble resolution and maintenance to the high frequency portion of the frequency spectrum, and operates so that the analog voice “dial tone” stays active when the splitter card is removed for testing or maintenance. SPRINT is also responsible for providing its own Digital Subscriber Line Access Multiplexer (DSLAM) equipment in the Collocation arrangement and any necessary Customer Provided Equipment (CPE) for the xDSL service it intends to provide (including CPE splitters, filters and/or other equipment necessary for the end user to receive separate voice and data services across the shared Loop). Two splitter configurations are available. In both configurations, the splitter must be provided by SPRINT and must satisfy the same NEBS requirements that VERIZON imposes on its own splitter equipment or the splitter equipment of any VERIZON Affiliate. SPRINT must designate which splitter option it is choosing on the Collocation application or augment. Regardless of the option selected, the splitter arrangements must be installed before SPRINT submits an order for Line Sharing.

          Splitter Option 1: Splitter in SPRINT Collocation Area

          In this configuration, the SPRINT-provided splitter (ANSI T1.413 or MVL compliant) is provided, installed and maintained by SPRINT in its own Collocation space within the Customer’s serving End Office. The VERIZON-provided dial tone is routed through the splitter in the SPRINT Collocation area. Any rearrangements will be the responsibility of SPRINT.

          Splitter Option 2: Splitter in VERIZON Area

          In this configuration, VERIZON inventories and maintains a SPRINT-provided splitter (ANSI T1.413 or MVL compliant) in VERIZON space within the Customer’s serving End Office. The splitters will be installed a shelf-at-a-time.

          In those serving End Offices where VERIZON employs a POT bay for interconnection of SPRINT’s Collocation arrangement with VERIZON’s network, the splitter will be installed (mounted) in a relay rack between the POT Bay and the Main Distribution Frame (MDF) The demarcation point is at the splitter end of the cable connecting the POT Bay and the splitter. Installation of the splitter will be performed by VERIZON, or, at SPRINT’s election, by a VERIZON-approved vendor designated by SPRINT.

          In those serving End Offices where VERIZON does not employ a POT Bay for interconnection of SPRINT’s Collocation arrangement with VERIZON’s network, the SPRINT provided splitter will be installed (mounted) in a relay rack between the SPRINT Collocation arrangement and the MDF. The demarcation point is at the splitter end of the cable connecting the SPRINT Collocation arrangement and the splitter. Installation of the splitter will be performed by VERIZON, or, at SPRINT’s election, by a VERIZON-approved vendor designated by SPRINT.

          In either scenario, VERIZON will control the splitter and will direct any required activity. Where a POT Bay is employed, VERIZON will also perform all POT Bay work required in this configuration. VERIZON will provide a splitter inventory to SPRINT upon completion of the required work.

          (i) Where a new splitter is to be installed as part of an initial Collocation implementation, the splitter installation may be ordered as part of the initial Collocation application. Associated Collocation charges (application and engineering fees) apply. SPRINT must submit a new Collocation application, with the application fee, to VERIZON detailing its request. Standard Collocation intervals will apply.

          (ii) Where a new splitter is to be installed as part of an existing Collocation arrangement, or where the existing Collocation arrangement is to be augmented (e.g., with additional terminations at the POT Bay or SPRINT’s Collocation arrangement, to support Line Sharing), the splitter installation or augment may be ordered via an application for Collocation augment. Associated Collocation charges (application and engineering fees) apply. SPRINT must submit the application for Collocation augment, with the application fee, to VERIZON. Unless a different interval is stated in VERIZON’s applicable Tariff or required by Applicable Law, an interval of seventy-six (76) business days shall apply.

                    4.1.2.10.5 SPRINT will have the following options for testing shared Loops:

                              4.1.2.10.5.1 In serving End Offices where VERIZON employs a POT Bay for interconnection of SPRINT’s Collocation arrangement with VERIZON’s network, the following options shall be available to SPRINT:

                                        4.1.2.10.5.1.1 Under Splitter Option 1, SPRINT may conduct its own physical tests of the shared Loop from SPRINT’s collocation area. If it chooses to do so, SPRINT may supply and install a test head to facilitate such physical tests, provided that: (i) the test head satisfies the same NEBS requirements that VERIZON imposes on its own test head equipment or the test head equipment of any VERIZON affiliate; and (ii) the test head does not interrupt the voice circuit to any greater degree than a conventional Mechanized Loop Test (MLT) test. Specifically, the SPRINT-provided test equipment may not interrupt an in-progress voice connection and must automatically restore any circuits tested in intervals comparable to MLT. This optional SPRINT-provided test head will be installed in SPRINT’s Collocation area between the “line” port of the splitter and the POT Bay in order to conduct remote physical tests of the shared Loop.

                                        4.1.2.10.5.1.2 Under Splitter Option 2, upon request by SPRINT, either VERIZON, or, at SPRINT’s election, a VERIZON-approved vendor selected by SPRINT will install a SPRINT-provided test head to enable SPRINT to conduct remote physical tests of the shared Loop. This optional SPRINT-provided test head will be installed at a point between the “line” port of the splitter and the VERIZON-provided test head that is used by VERIZON to conduct its own Loop testing. The SPRINT-provided test head must satisfy the same NEBS requirements that VERIZON imposes on its own test head equipment or the test head equipment of any VERIZON affiliate, and may not interrupt the voice circuit to any greater degree than a conventional MLT test. Specifically, the SPRINT-provided test equipment may not interrupt an in-progress voice connection and must automatically restore any circuits tested in intervals comparable to MLT. VERIZON will inventory, control and maintain the SPRINT-provided test head, and will direct all required activity.

                                        4.1.2.10.5.1.3 Under either Splitter Option, if VERIZON has installed its own test head, VERIZON will conduct tests of the shared Loop using a VERIZON-provided test head, and, upon request, will provide these test results to SPRINT during normal trouble isolation procedures in accordance with reasonable procedures.

                                        4.1.2.10.5.1.4 Under either Splitter Option, upon request by SPRINT, VERIZON will make MLT access available to SPRINT via RETAS after the service order has been completed. SPRINT will utilize the circuit number to initiate a test.

                              4.1.2.10.5.2 In those serving End Offices where VERIZON has not employed a POT Bay for interconnection of SPRINT’s Collocation arrangement with VERIZON’s network, SPRINT will not be permitted to supply its own test head. Instead, VERIZON will make a testing system available to SPRINT through use of the on-line computer interface test system at www.gte.com/wise.

                              4.1.2.10.5.3 The Parties will continue to work cooperatively on testing procedures. To this end, in situations where SPRINT has attempted to use one or more of the foregoing testing options but is still unable to resolve the error or trouble on the shared Loop, VERIZON and SPRINT will each dispatch a technician to an agreed-upon point to conduct a joint meet test to identify and resolve the error or trouble. VERIZON may assess a charge for a misdirected dispatch only if the error or trouble is determined to be one that SPRINT should reasonably have been able to isolate and diagnose through one of the testing options available to SPRINT above. The Parties will mutually agree upon the specific procedures for conducting joint meet tests.

                              4.1.2.10.5.4 VERIZON and SPRINT each have a responsibility to educate the Customer regarding which service provider should be called for problems with their respective service offerings. VERIZON will retain primary responsibility for voice band trouble tickets, including repairing analog voice grade services and the physical line between the NID at the Customer premise and the point of demarcation in the central office. SPRINT will be responsible for repairing services it offers over the Line Sharing arrangement. Each Party will be responsible for maintaining its own equipment. If a splitter or test head that has been provided by SPRINT to VERIZON malfunctions, Sprint will be responsible for providing a replacement splitter or test head to VERIZON. Before either Party initiates any activity on a shared Loop that may cause a disruption of the service of the other Party, that Party shall first make a good faith effort to notify the other Party of the possibility of a service disruption. VERIZON and SPRINT will work together to address Customer initiated repair requests and to prevent adverse impacts to the Customer.

                              4.1.2.10.5.5 When VERIZON provides inside wire maintenance services to the Customer, VERIZON will only be responsible for testing and repairing the inside wire for voice-grade services. VERIZON will not test, dispatch a technician, repair, or upgrade inside wire to clear trouble calls associated with SPRINT’s services. VERIZON will not repair any customer premises equipment (CPE) provided by SPRINT. Before a trouble ticket is issued to VERIZON,

SPRINT shall validate whether the Customer is experiencing a trouble that arises from SPRINT’s service. If the problem reported is isolated to the analog voice-grade service provided by VERIZON, a trouble ticket may be issued to VERIZON.

                              4.1.2.10.5.6 In the case of a trouble reported by the Customer on its voice-grade service, if VERIZON determines the reported trouble arises from SPRINT’s equipment, splitter problems, or SPRINT’s activities, VERIZON will:

a)	Notify SPRINT and request that SPRINT immediately test the trouble on SPRINT’s service.

b)

If the Customer’s voice grade service is so degraded that the Customer cannot originate or receive voice grade calls, and SPRINT has not cleared its trouble within a reasonable time frame, VERIZON may take unilateral steps to temporarily restore the Customer’s voice grade service if VERIZON determines in good faith that the cause of the voice interruption is SPRINT’s service.

c)

Upon completion of steps (a) and (b) above, VERIZON may temporarily remove the SPRINT-provided splitter from the Customer’s Loop and switch port if VERIZON determines in good faith that the cause of the voice interruption is SPRINT’s service.

d)	Upon notification from SPRINT that the malfunction in SPRINT’s service has been cleared, VERIZON will restore SPRINT’s service by restoring the splitter on the Customer’s Loop.

e)

Upon completion of the above steps, SPRINT will be charged a Trouble Isolation Charge (TIC) to recover VERIZON’s costs of isolating and temporarily removing the malfunctioning SPRINT service from the Customer’s line if the cause of the voice interruption was SPRINT’s service.

f)

VERIZON shall not be liable to SPRINT, the Customer, or any other person, for damages of any kind for disruptions to SPRINT’s service that are the result of the above steps taken in good faith to restore the end user’s voice-grade POTS service.

          B) By revising Table 1 of Attachment 1 to Part IV of the Interconnection Agreement to reflect the additional rates contained in Exhibit A of this Amendment.

          2. Conflict between this Amendment and the Interconnection Agreement. This Amendment shall be deemed to revise the terms and provisions of the Interconnection Agreement to the extent necessary to give effect to the terms and provisions of this Amendment. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Interconnection Agreement, this Amendment shall govern, provided, however, that the fact that a term or provision appears in this Amendment but not in the Interconnection Agreement, or in the

Interconnection Agreement but not in this Amendment, shall not be interpreted as, or deemed grounds for finding, a conflict for purposes of this Section 2.

          3. Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed and delivered shall be an original and all of which together shall constitute one and the same instrument.

          4. Captions. The Parties acknowledge that the captions in this Amendment have been inserted solely for convenience of reference and in no way define or limit the scope or substance of any term or provision of this Amendment.

          5. Scope of Amendment. This Amendment shall amend, modify and revise the Interconnection Agreement only to the extent set forth expressly in Section 1 of this Amendment, and, except to the extent set forth in Section 1 of this Amendment, the terms and provisions of the Interconnection Agreement shall remain in full force and effect after the date first set forth above.

          IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized representatives as of the date first set forth above.

SPRINT COMMUNICATIONS COMPANY L.P.	VERIZON NEW JERSEY INC.

By:	By:	/s/ Jeffrey A. Masoner

Printed:	Printed:	Jeffrey A. Masoner

Title:	Title:	Vice-President - Interconnection Services Policy & Planning

EXHIBIT A

Application of Rate Elements1 (NJ)

Rate Element	$ Amount	Mo.	NRC	*Option 1[2]	*Option 2 VERIZON installs/ SPRINT vendor installs

Application Fee - Augment	$2500*		X	Not applicable unless augmenting POT Bay	(1)	(1)
Engineering & Implementation Fee-Additional Cabling	$1152.61*		X	Not applicable unless augmenting POT Bay	(1)	(1)
Splitter Installation Cost	$1,369.60*			Not applicable	(1)
Collocation cross-connect perVG	$2.06* for virtual $0.84* for physical	X		(2) SAC[3]s	(2) SACs	(2) SACs

*Both Option 1 and Option 2 assume there is an existing Collocation Arrangement.
(1) = one required (2) = two required

1 All rates and/or rate structures set forth herein, that are marked with an asterisk (‘*’), as applied to wholesale discount of retail Telecommunications Services, unbundled Network Elements or call transport and/or termination of Local Traffic purchased for the provision of Telephone Exchange Service or Exchange Access, shall be interim rates and/or rate structures. These interim rates and/or rate structures shall be replaced on a prospective basis by such permanent rates and/or rate structures (applicable to wholesale discount of retail Telecommunications Services, unbundled Network Elements or call transport and/or termination of Local Traffic purchased for the provision of Telephone Exchange Service or Exchange Access) as may be approved by the Commission and if appealed as may be ordered at the conclusion of such appeal.

2 Option 1: A SPRINT-provided splitter shall be provided, installed and maintained by the SPRINT’s own Collocation space. Rearrangements are the responsibility of SPRINT. VERIZON dial tone is routed through the splitter in the SPRINT Collocation area.

Option 2: VERIZON will install, inventory and maintain SPRINT provided splitter in VERIZON space within the Serving Central Office of the lines being provided. VERIZON will have control of the splitter and will direct any required activity.

3 Service Access Charge (SAC) is the same as Interconnection Access Charge or a cross connect.

1

Rate Element	$ Amount	Mo.	NRC	* Option 1	Option 2 VERIZON installs/ SPRINT vendor installs

**VERIZON/Relay Rack for Splitters – Per Shelf	$1.23*	X			(1)	(1)
**Splitter Land & Building - Per Shelf	$3.55*	X			(1)	(1)
Maintenance of Splitter Equipment per splitter	$51.52*	X			(1)	(1)
WideBand Test Access per line	$2.01*	X		(1)	(1)	(1)

**Although this rate assumes that each relay rack contains 14 splitter shelves, the rate applies only to the shelves that SPRINT actually uses in a given relay rack.

2

Rate Element	$ Amount	Mo.	NRC	Option 1	Option 2 VERIZON installs/ SPRINT vendor installs

Service Order	$9.59*		X	(1)	(1)	(1)

Expedite	$14.88*
Central Office Wiring Initial	$41.53*		X	(1)	(1)	(1)

Expedite	$59.40*
Central Office Wiring Additional	$20.66*		X	(1)	(1)	(1)

Expedite	$29.55*
Provisioning	$0.27*		X	(1)	(1)	(1)

Expedite	$0.40*
Field Installation Dispatch	$121.35*		X	(1)	(1)	(1)

Expedite	$170.92*
Manual Intervention Surcharge	$28.26*		X	(1)	(1)	(1)

Expedite	$43.86*
Loop Qualification Data Base per link	$0.36*			(1)	(1)	(1)
Manual Loop Qualification	$105.52*[4]		X	(1)	(1)	(1)
Engineering Query	$138.33*[5]		X	(1)	(1)	(1)

4 VERIZON acknowledges that it has entered into interconnection agreements in New Jersey with CLECs other than SPRINT that establish an interim rate for this service of $38.47 that will be billed until the New Jersey Public Service Commission (“Commission”) or the Federal Communications Commission (“FCC”) approves (or otherwise allows to go into effect) a different rate. Subject to the provisions of the next sentence, during the period that such rate of $38.47 is billed for this service under an interconnection agreement in New Jersey between VERIZON and a CLEC other than SPRINT that has been approved by the Commission pursuant to Section 252 of the Act, VERIZON will bill such rate of $38.47 for this service to SPRINT. This rate of $38.47 (a) shall be considered interim in nature, (b) shall be subject to change (both prospective and retroactive) and true-up in accordance with Section 4.1.2.10.1 and other applicable provision(s) of this Interconnection Agreement, and (c) shall cease to apply to this Interconnection Agreement at such time as the Commission or the FCC approves (or otherwise allows to go into effect) a different rate for this service (including, but not limited to, permanent rates and/or rate structures different than $38.47).

5 VERIZON acknowledges that it has entered into interconnection agreements in New Jersey with CLECs other than SPRINT that establish an interim rate for this service of $116.76 that will be billed until the New Jersey Public Service Commission (“Commission”) or the Federal Communications Commission (“FCC”) approves (or otherwise allows to go into effect) a different rate. Subject to the provisions of the next sentence, during the period that such rate of $116.76 is billed for this service under an interconnection agreement in New Jersey between VERIZON and a CLEC other than SPRINT that has been approved by the Commission pursuant to Section 252 of the Act, VERIZON will bill such rate of $116.76 for this service to SPRINT. This rate of $116.76 (a) shall be considered interim in nature, (b) shall be subject

3

Engineering Work Order	$566.05*[6]		X	(1)	(1)	(1)
OSS Charges per transaction	TBD
Unbundled Loop	$0.00*	X
Conditioning charges	Per interim State specific Conditioning Rates		X
Trouble Dispatch				(1)	(1)	(1)
Misdirects Dispatch In	$37.39*		X
Expedite Dispatch In	$59.80*		X
Dispatch Out	$116.93*		X
Expedite Dispatch Out	$148.02*		X

to change (both prospective and retroactive) and true-up in accordance with Section 4.1.2.10.1 and other applicable provision(s) of this Interconnection Agreement, and (c) shall cease to apply to this Interconnection Agreement at such time as the Commission or the FCC approves (or otherwise allows to go into effect) a different rate for this service (including, but not limited to, permanent rates and/or rate structures different than $116.76).

6 VERIZON acknowledges that it has entered into interconnection agreements in New Jersey with CLECs other than SPRINT that establish an interim rate for this service of $83.07 that will be billed until the New Jersey Public Service Commission (“Commission”) or the Federal Communications Commission (“FCC”) approves (or otherwise allows to go into effect) a different rate. Subject to the provisions of the next sentence, during the period that such rate of $83.07 is billed for this service under an interconnection agreement in Virginia between VERIZON and a CLEC other than SPRINT that has been approved by the Commission pursuant to Section 252 of the Act, VERIZON will bill such rate of $83.07 for this service to SPRINT. This rate of $83.07 (a) shall be considered interim in nature, (b) shall be subject to change (both prospective and retroactive) and true-up in accordance with Section 4.1.2.10.1 and other applicable provision(s) of this Interconnection Agreement, and (c) shall cease to apply to this Interconnection Agreement at such time as the Commission or the FCC approves (or otherwise allows to go into effect) a different rate for this service (including, but not limited to, permanent rates and/or rate structures different than $83.07).

4